RESTATED BYLAWS

                                    GRACO INC.
                              (Adopted May 6, 1997)


                                    ARTICLE I.
                             OFFICES, CORPORATE SEAL

     Section 1.01. Offices. The principal executive office of the corporation shall be at 4050 Olson Memorial Highway, Golden Valley, Minnesota 55422. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

     Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word "Minnesota" and the words "Corporate Seal".

                                   ARTICLE II.
                             MEETINGS OF SHAREHOLDERS

     Section 2.01. Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the directors, except that any meeting called by or at the demand of a shareholder shall be held in the county in which the principal executive office of the corporation is located.

     Section 2.02. Regular Meetings. A regular meeting of the shareholders shall be held on an annual basis on such date and at such time as the Board of Directors shall by resolution establish. At a regular meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

     Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the chief executive officer, the chief financial officer, two or more directors or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by a shareholder or shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power may demand a special meeting of the shareholders by written notice given to the chief executive officer or chief financial officer of the corporation stating the purposes of the meeting. Within 30 days after receipt of such a demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the chief executive officer, the chief financial officer or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

     Section 2.04. Quorum, Action by Shareholders. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote unless otherwise required by statute, the Articles of Incorporation, or these Bylaws.

     Section 2.05. Adjourned Meetings. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least 5 days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.06. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote the shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

     Section 2.07. Closing of Books. The Board of Directors may fix a date not more than 60 days preceding the date of any meeting of shareholders, as the date (the "record date") for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 2.08. Notice of Meetings.  Except as otherwise specified in Section
2.05 or required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

     Section 2.09. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder, at any meeting of shareholders, is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.


                                   ARTICLE III.
                                    DIRECTORS

     Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

     Section 3.02. Number, Qualification and Term of Office. The number of directors shall initially be ten and, thereafter, shall be fixed from time to time by the Board of Directors or by the affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of the corporation, voting together as a single class. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1988 annual meeting of shareholders, the term of office of the second class to expire at the 1989 annual meeting of shareholders and the term of office of the third class to expire at the 1990 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

     Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place as may be designated in the notice of such meeting.

     Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the chief executive officer by giving at least twenty-four hours' notice, or by any other director by giving at least five day's notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section  3.06.   Quorum.  A  majority  of  the  directors   holding  office
immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

     Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.08. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting.

     Section 3.09. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.10. Removal. Any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them.

     Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.12 and by Minnesota Statutes Section 302A.243. A majority of the members of the committee holding office immediately prior to a meeting of the committee shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

     Section 3.12. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.11, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determination to the Board.

     Section 3.13. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the shareholders.

     Section 3.14. Compensation. The Board may fix the compensation, if any, of directors.

     Section 3.15. Nomination of Director Candidates. Nominations of candidates for election to the Board of Directors of the corporation at any annual meeting of the shareholders may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, any such notice must be received at the principal executive offices of the corporation not less than sixty days prior to the date of such annual meeting and must set forth (i) the name, age, business address and residence address and the principal occupation or employment of each nominee proposed in such notice, (ii) the name and address of the shareholder giving the notice as the same appears in the corporation's stock register, (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee and by such shareholder and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected. If the officer of the corporation presiding at an annual meeting of the shareholders determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

                                   ARTICLE IV.
                                     OFFICERS

     Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, A Treasurer, and such assistant officers or other officers as may from time to time, be elected or appointed by the Board. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any number of offices may be held by the same person.

     Section 4.02. Chief Executive Officer. Either the Chairman of the Board, the President or another officer of the corporation may be designated from time to time by the Board to be the chief executive officer of the corporation. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b), shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

     Section 4.03. Chief Operating Officer. The chief operating officer (if one is elected by the Board) shall be either the President or a Vice President. He shall be responsible for the management of all of the operations of the corporation's business and shall have such other authority and duties as the Board of Directors or the chief executive officer from time to time may prescribe. He shall report to the chief executive officer and be responsible to him. He may also execute and deliver in the name of the corporation any instruments or documents pertaining to the business of the corporation which could be executed by the chief executive officer.

     Section 4.04. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     Section 4.05. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     Section 4.06. President. Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation and shall supervise and control the business affairs of the corporation. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

     Section 4.07. Vice President. The Board of Directors may designate one or more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

     Section 4.08. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the chief executive officer.

     Section 4.09. Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.

     Section 4.10. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 4.11. Removal and Vacancies. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

     Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.


                                    ARTICLE V.
                            SHARES AND THEIR TRANSFER

     Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or any Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.

     Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

     Section 5.03. Loss of Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI.
                              DIVIDENDS, RECORD DATE

     Section 6.01. Dividends. The Board of Directors shall have the authority to declare dividends and other distributions upon shares to the extent permitted by law.

     Section 6.02. Record Date. The Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.

                                   ARTICLE VII.
                        SECURITIES OF OTHER CORPORATIONS.

     Section 7.01. Voting Securities Held by the Corporation. The chief executive officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.

     Section 7.02. Purchase and Sale of Securities. The chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.

                                  ARTICLE VIII.
                        INDEMNIFICATION OF CERTAIN PERSONS

     Section 8.01. The corporation shall indemnify officers and directors, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

                                   ARTICLE IX.
                                    AMENDMENTS

     Section 9.01. These Bylaws may be amended or altered by the Board of Directors at any meeting if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to (a) the limitations imposed by Minnesota Statutes Section 302A.181, as now enacted or hereafter amended, or other applicable law and (b) the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any meeting of shareholders called for such purpose.